Exhibit 10.1

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement (this “Agreement”) is made as of February 5, 2024 by and between Legato Merger Corp. III (the “Company”) and Equiniti Trust Company, LLC (“Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, File No. 333-275930 (“Registration Statement”) and prospectus (“Prospectus”) for the initial public offering of the Company’s units (“Units”), each of which consists of one ordinary share of the Company, par value $0.0001 per share (“Ordinary Shares”) and one-half of one warrant, each whole warrant entitling the holder to purchase one Ordinary Share (such initial public offering referred to as the “IPO”) has been declared effective as of the date hereof (“Effective Date”) by the Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement);

WHEREAS, the Company has entered into an Underwriting Agreement (“Underwriting Agreement”) with BTIG, LLC as representative (the “Representative”) of the several underwriters (“Underwriters”) named therein;

WHEREAS, as described in the Prospectus, and in accordance with the Company’s Amended and Restated Memorandum and Articles of Association, $175,000,000 ($201,250,000 if the over-allotment option is exercised in full) of the proceeds from the IPO and a simultaneous private placement of Units will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Ordinary Shares included in the Units issued in the IPO as hereinafter provided (the proceeds to be delivered to the Trustee and any interest subsequently earned thereon will be referred to herein as the “Property”; the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders,” and the Public Shareholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to up to $6,125,000, or $7,043,750 if the Underwriters’ over-allotment option is exercised in full, is attributable to deferred underwriting discounts and commissions that may be payable by the Company to the Representative upon the consummation of the Business Combination (as defined below); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee in the United States initially at J.P. Morgan Chase Bank, N.A. (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more), maintained by Trustee, and at a brokerage institution selected by the Company that is reasonably satisfactory to the Trustee;

(b) Manage, supervise, and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, either (i) invest and reinvest the Property in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less, and/or in any open ended investment company registered under the Investment Company Act that holds itself out as a money market fund selected by the Company meeting the conditions of paragraph (d) of Rule 2a-7 promulgated under the Investment Company Act, which invest only in direct U.S. government treasury obligations or (ii) cause the brokerage institution referred to in 1(a) above to place the Property in a cash demand deposit account; it being understood that unless the Company instructs the Trustee to do either of the foregoing, the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and the Trustee may earn bank credits or other consideration during such periods;

(d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Promptly notify the Company and the Representative of all communications received by it with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of its tax returns;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as, and when instructed by the Company to do so;

(h) Render to the Company monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, jointly acknowledged and agreed to by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee within the period of time (the “Last Date”) provided in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time (the “Memorandum and Articles of Association”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Shareholders as of the Last Date; and

(j) Upon receipt of a letter (an “Amendment Notification Letter”) in the form of Exhibit C, signed on behalf of the Company by an authorized officer, distribute to Public Shareholders who exercised their redemption rights in connection with an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (an “Amendment”) an amount equal to the pro rata share of the Property relating to the Ordinary Shares for which such Public Shareholders have exercised redemption rights in connection with such Amendment.

2. Limited Distributions of Income from Trust Account.

(a) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D, the Trustee shall distribute to the Company the amount of interest income earned on the Trust Account requested by the Company (X) to cover any tax obligation owed by the Company, (Y) to pay for Trust Account administration expenses or (Z) liquidation expenses not to exceed $100,000.

(b) The limited distributions referred to in Section 2(a) above shall be made only from income collected on the Property. Except as provided in Section 2(a) above, no other distributions from the Trust Account shall be permitted except in accordance with Sections 1(i) or 1(j) hereof.

3. Agreements and Covenants of the Company. The Company agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by any one of the Company’s authorized officers. The Trustee shall be entitled to rely on such written instructions from the Company confirmed by telephone instruction from a person which the Trustee in good faith believes to be given by any one of the persons authorized above to give written instructions;

(b) Subject to the provisions of Section 5 of this Agreement, hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or losses suffered by the Trustee in connection with any claim, potential claim, action, suit, or other proceeding brought against the Trustee which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud, or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit, or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c) Pay the Trustee an initial acceptance fee, an annual fee, and a transaction processing fee for each disbursement made pursuant to Section 2(a) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that any fees owed to the Trustee shall be deducted by the Trustee pursuant to Section 1(i) solely in connection with the consummation of a business combination (a “Business Combination”). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date;

(d) In connection with any vote of the Company’s shareholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating shareholder votes verifying the vote of the Company’s shareholders regarding such Business Combination;

(e) In the event that the Company directs the Trustee to commence liquidation of the Trust Account pursuant to Section 1(i), the Company agrees that it will not direct the Trustee to make any payments that are not specifically authorized by this Agreement;

(f) If the Company has an Amendment approved by its shareholders, provide the Trustee with an Amendment Notification Letter in the form of Exhibit C providing instructions for the distribution of funds to Public Shareholders who exercise their redemption rights in connection with such Amendment; and

(g) Provide the Representative with a copy of any Termination Letter, Amendment Notification Letter, and/or any other correspondence that it issues to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after such issuance.

4. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof, and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence, fraud or willful misconduct;

(b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in, or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c) Change the investment of any Property, other than in compliance with Section 1(c);

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment (provided, that with respect to its duties under Sections 1(i), 1(j), and 2(a) above, the Trustee shall take no action except as set forth in written instructions from the Company, confirmed by telephone, in accordance with Section 3(a)), except for its gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion, or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons (provided, that with respect to its duties under Sections 1(i), 1(j), and 2(a) above, the Trustee shall take no action except as set forth in written instructions from the Company, confirmed by telephone, in accordance with Section 3(a)). The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination, or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any Business Combination consummated by the Company or any other action taken by it is as contemplated by the Registration Statement;

(h) File local, state, and/or federal tax returns or information returns with any taxing authority on behalf of the Trust Account or deliver payee statements to the Company documenting the taxes, if any, payable by the Company or the Trust Account, relating to the income earned on the Property;

(i) Pay any taxes on behalf of the Trust Account (it being expressly understood that the Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account or released to it under Section 2(a) hereof);

(j) Imply obligations, perform duties, inquire, or otherwise be subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein; or

(k) Verify calculations, qualify, or otherwise approve Company requests for distributions pursuant to Sections 1(i), 1(j), and 2(a) above.

5. Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 3(b) or Section 3(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

6. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b) and Section 5.

7. Miscellaneous.

(a) The Company and the Trustee will each restrict access to confidential information relating to funds being transferred to or from the Trust Account to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including account names, account numbers, and all other identifying information relating to a beneficiary, beneficiary’s bank, or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud, or willful misconduct, the Trustee shall not be liable for any loss, liability, or expense resulting from any error in the information supplied to it or funds transferred based on such information.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder. As to any claim, cross-claim, or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(c) This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(d) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i) and 1(j) (which sections may not be modified, amended or deleted without the affirmative vote of a majority of the then outstanding Ordinary Shares of the Company; provided that no such amendment will affect any Public Shareholder who has otherwise indicated his, her or its election to redeem his, her or its Ordinary Shares in connection with a vote sought to amend this Agreement), this Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of the Representative. The Trustee may require from Company counsel an opinion as to the propriety of any proposed amendment.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, by email or by facsimile transmission:

if to the Trustee, to:

Equiniti Trust Company, LLC

48 Wall Street, 22nd Floor

New York, NY 10005

Attn:

Email:

if to the Company, to:

Legato Merger Corp. III

777 Third Avenue, 37th Floor

New York, New York 10017

Attn: Gregory Monahan, Chief Executive Officer

E-mail: gmonahan@crescendopartners.com

in either case with a copy (which copy shall not constitute notice) to:

BTIG, LLC

65 East 55th Street

New York, New York 10022

Attn:

E-mail:

and

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Attn: David Alan Miller, Esq.

E-mail: dmiller@graubard.com

and

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attn: Mitchell S. Nussbaum, Esq.

E-mail: mnussbaum@loeb.com

(f) This Agreement may not be assigned by the Trustee without the prior consent of the Company.

(g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.

(h) Each of the Company and the Trustee hereby acknowledge that the Representative is a third party beneficiary of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

EQUINITI TRUST COMPANY, LLC, as Trustee

By:	/s/ Michael Legregin
	Name:	Michael Legregin
	Title:	Senior Vice President, Corporate Actions Relationship Management & Operations

LEGATO MERGER CORP. III

By:	/s/ Gregory Monahan
	Name:	Gregory Monahan
	Title:	Chief Executive Officer

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$3,500.00

Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$10,000.00

Transaction processing fee for disbursements to Company under Section 2	Billed to Company following disbursement made to Company under Section 2	$250.00

Paying Agent services as required pursuant to section 1(i) and 1(j)	Billed to Company upon delivery of service pursuant to section 1(i) and 1(j)	Prevailing rates

Sch. A-1

EXHIBIT A

LEGATO MERGER CORP. III

777 Third Avenue, 37th Floor

New York, New York 10017

[Insert date]

Equiniti Trust Company, LLC

48 Wall Street, 22nd Floor

New York, NY 10005

Attn:

Re: Trust Account Termination Letter

Dear:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Legato Merger Corp. III (“Company”) and Equiniti Trust Company, LLC, dated as of _______, 202_ (“Trust Agreement”), this is to advise you that the Company has entered into an agreement with [__________________] to consummate a business combination (“Business Combination”) on or about [insert date]. The Company shall notify you at least 72 hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account investments and to transfer the proceeds to the Trust Account at J.P.Morgan Chase Bank, N.A. to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the trust account awaiting distribution, the Company will not earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated and (ii) the Company shall deliver to you (a) [a certificate by the Chief Executive Officer, which verifies the vote of the Company’s shareholders in connection with the Business Combination if a vote is held and (b) joint written instructions from the Company and the Representative with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the you of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

LEGATO MERGER CORP. III

By:
	Name:	Gregory Monahan
	Title:	Chief Executive Officer

AGREED TO AND ACKNOWLEDGED BY

BTIG, LLC

By:
Name:
Title:

A-1

EXHIBIT B

LEGATO MERGER CORP. III

777 Third Avenue, 37th Floor

New York, New York 10017

[Insert date]

Equiniti Trust Company, LLC

48 Wall Street, 22nd Floor

New York, NY 10005

Attn:

Re: Trust Account Termination Letter

Dear:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Legato Merger Corp. III (“Company”) and Equiniti Trust Company, LLC, dated as of _______, 202_ (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Company within the time frame specified in the Company’s Amended and Restated Memorandum and Articles of Association, as described in the Company’s prospectus relating to its IPO. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account and to transfer the total proceeds of the Trust to the Trust Operating Account at J.P. Morgan Chase Bank, N.A. to await distribution to the Public Shareholders. The Company has selected [____________, 20__] as the effective date for the purpose of determining when the Public Shareholders will be entitled to receive their share of the liquidation proceeds. It is acknowledged that while the funds are on deposit in the Trust Operating Account awaiting distribution, the Company will not earn any interest or dividends. You agree to be the Paying Agent of record and in your separate capacity as Paying Agent, to distribute said funds directly to the Public Shareholders in accordance with the terms of the Trust Agreement and the Amended and Restated Memorandum and Articles of Association of the Company. Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

LEGATO MERGER CORP. III

By:
	Name:	Gregory Monahan
	Title:	Chief Executive Officer

cc:	BTIG, LLC

B-1

EXHIBIT C

LEGATO MERGER CORP. III

777 Third Avenue, 37th Floor

New York, New York 10017

[Insert date]

Equiniti Trust Company, LLC

48 Wall Street, 22nd Floor

New York, NY 10005

Attn:

Re: Trust Account Amendment Notification Letter

Dear:

Reference is made to the Investment Management Trust Agreement between Legato Merger Corp. III (“Company”) and Equiniti Trust Company, LLC, dated as of ________, 202_ (“Trust Agreement”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

Pursuant to Section 1(j) of the Trust Agreement, this is to advise you that the Company has sought an Amendment. Accordingly, in accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate a sufficient portion of the Trust Account and to transfer $____ of the total proceeds of the Trust to the Trust Account at [●] to await distribution to the Public Shareholders that have requested conversion of their shares in connection with such Amendment. The remaining funds shall be reinvested by you as previously instructed.

Very truly yours,

LEGATO MERGER CORP. III

By:
	Name:	Gregory Monahan
	Title:	Chief Executive Officer

cc:	BTIG, LLC

C-1

EXHIBIT D

LEGATO MERGER CORP. III

777 Third Avenue, 37th Floor

New York, New York 10017

[Insert date]

Equiniti Trust Company, LLC

48 Wall Street, 22nd Floor

New York, NY 10005

Attn:

Re: Trust Account Withdrawal Letter

Dear:

Pursuant to Section 2(a) of the Investment Management Trust Agreement between Legato Merger Corp. III (“Company”) and Equiniti Trust Company, LLC, dated as of _________, 202_ (“Trust Agreement”), the Company hereby requests that you deliver to the Company [$_______] of the interest income earned on the Property as of the date hereof. The Company needs such funds to pay for its [tax obligations][Trust Account administration expenses][dissolution and liquidation expenses, which expenses will not exceed $100,000].

In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

LEGATO MERGER CORP. III

By:
	Name:	Gregory Monahan
	Title:	Chief Executive Officer

cc:	BTIG, LLC

D-1